UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 24, 2017

Ladenburg Thalmann Financial Services Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-15799	650701248
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., 12th Floor, Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 572-4100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Ladenburg Thalmann Financial Services Inc. (the “Company”), a Florida corporation, held its 2017 annual meeting of shareholders on May 24, 2017. Listed below are the matters voted upon and the final results of such voting:

1. The Company’s shareholders elected the individuals named below to serve as the Company’s directors until the next annual meeting of shareholders or until their respective successors are elected and qualified:

Name	For	Authority Withheld	Broker Non-Votes
Henry C. Beinstein	141,196,796	931,218	31,936,964
Phillip Frost, M.D.	129,678,854	12,449,160	31,936,964
Brian S. Genson	140,706,236	1,421,778	31,936,964
Saul Gilinski	141,323,554	804,460	31,936,964
Dr. Richard M. Krasno	141,212,754	915,260	31,936,964
Richard J. Lampen	141,314,226	813,788	31,936,964
Howard M. Lorber	129,071,937	13,056,077	31,936,964
Jeffrey S. Podell	141,302,779	825,235	31,936,964
Jacqueline M. Simkin	141,241,871	886,143	31,936,964
Mark Zeitchick	141,047,596	1,080,418	31,936,964

2. Approval, on an advisory basis, of the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
140,137,164	1,559,706	431,144	31,936,964

3. Ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for 2017:

For	Against	Abstain	Broker Non-Votes
172,976,367	867,801	220,810	N/A

Item 8.01 Other Events.

On May 24, 2017, the independent members of the Board of Directors (the “Board”) of the Company reappointed Dr. Richard M. Krasno to serve as the Company’s Lead Independent Director.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ladenburg Thalmann Financial Services Inc.

May 26, 2017	By:	/s/ Brett H. Kaufman

Name: Brett H. Kaufman
Title: Senior Vice President and Chief Financial Officer